UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 26, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
Financial Results.
     On June 28, 2007, 3Com Corporation (the “Company”) issued a press release regarding its financial results for its fiscal quarter and year ended June 1, 2007. The full text of the press release is attached hereto as Exhibit 99.1.
     The information in Item 2.02 of this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Non-GAAP Financial Measures.
     The attached press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under generally accepted accounting principles in the United States (“GAAP”).
     Non-GAAP Operating Income or Loss Measure; Non-GAAP Operating Expenses. The Company uses a non-GAAP operating income or loss measure in its public statements. Management believes this non-GAAP measure helps indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses this non-GAAP measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a higher degree of transparency for certain expenses (particularly when a specific charge impacts multiple line items);

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
     The non-GAAP operating loss or income measure used by the Company is defined to exclude the following charges and benefits: restructuring, amortization, in-process research and development, stock-based compensation expense and special items that management believes are unusual and outside of the Company’s on-going operations, such as, for some of the periods presented in the press release, executive transition, impairment and a portion of H3C’s Equity Appreciation Rights Plan, or EARP, bonus triggered by a change in control.
     Management believes the costs related to restructuring activities are not indicative of the Company’s normal operating costs. The restructuring charge consists primarily of severance expense and facility closure costs.
     Management also believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Also, amortization is a non-cash charge for the periods presented.
     In addition, the Company has non-recurring in-process research and development expenses which are non-cash and related to acquisitions as opposed to the Company’s core operations.

     Further, stock-based compensation expenses are non-cash charges that relate to restricted stock amortization and stock-based compensation costs associated with acquisitions, as well as additional stock-based compensation expense that represents the fair value of stock-based compensation required pursuant to FAS 123 (R). The expense related to acquisitions is not part of the Company’s normal operating costs and is non-cash. The FAS 123 (R)-related expense is excluded because management believes as a non-cash charge it does not provide a meaningful indicator of the core operating business results. Management manages the business primarily without regard to these non-cash expenses. In addition, because the calculation of these expenses is dependent on factors such as forfeiture rate, volatility of the Company’s stock and a risk-free interest rate, all of which are subject to fluctuation, these charges are expected to be variable over time, and therefore may not provide a meaningful comparison of core operating results among periods. It is useful to note that these factors are generally outside the Company’s control.
     Executive transition costs and impairment charges are excluded because these activities generally do not occur to a material extent each quarter and therefore may not allow a meaningful comparison period-to-period of on-going operations. Executive transition expenses relate to the severance costs for the Company’s outgoing CEO and the hiring of its new CEO. Similar costs have not occurred for CEO transition for over five years. The impairment charge, which relates to the write-off of a software license for which no alternative use is available, is a non-recurring expense and is non-cash for the relevant period.
     Finally, the Company has excluded a portion of the EARP payment. When 3Com and Huawei set up their H3C joint venture in China, they contemplated that one of the shareholders could buy out the other on the third anniversary of the joint venture’s formation. In order to incent the employees of H3C to create value in the joint venture, the shareholders implemented the EARP, which had two components. One component was based on EBIT generation. The other was triggered solely upon a change in control whereby one shareholder bought out the other. The payout for this second component was based on a percentage of the increase in value of the joint venture, and would pay out over time after the buy-out. When 3Com purchased the remaining 49% of H3C from Huawei on March 29, 2007, the change in control EARP payment was triggered. The initial payment that is not subject to continued employment is a one-time payment that was triggered by the acquisition and is clearly a one-time item. As management views this as part of the cost of the acquisition, it believes it is not representative of the on-going core operations of the company. Accordingly, management does not measure H3C’s performance during this period with this charge included.
     In addition, 3Com uses a non-GAAP operating expenses measure, which excludes the same categories of items discussed above for the non-GAAP operating loss/income measure.
     Non-GAAP H3C Segment Measures. The Company determined to commence segment reporting in the fourth quarter of fiscal year 2006. Because only two months of results for its H3C joint venture (which has since become 100%-owned) were consolidated into the Company’s fiscal fourth quarter of 2006, there was a lack of full information about the full quarterly results of H3C for that period. Management believes discussion of the H3C segment is more meaningful when presented as H3C’s full quarterly results. Accordingly, the Company is using several non-GAAP H3C segment measures, which adjust the GAAP-reported H3C segment measure (February and March of 2006) by adding H3C’s results for its unconsolidated month of January 2006. Management believes these measures are useful to investors because they show the full quarterly results of H3C and truly represent the information presented to the chief operating decision maker of the Company for the full quarter. In future periods, all three months of H3C’s results have been consolidated with those of the Company. Because the segment financials for H3C in the current period is being compared to the year-ago quarter in 2006, it is necessary to provide these measures for comparative purposes.
     Other Non-GAAP Consolidated Measures. The Company is required by GAAP to disclose, in its SEC filings, pro forma consolidated revenue, net loss and net loss per share measures as if its China-based H3C subsidiary (formerly a joint venture as to which 3Com recently acquired the remaining 49% ownership interest) had been consolidated from the beginning of the relevant period. The Company may use these measures, together with pro forma consolidated measures for periods not required by GAAP to be included in such filings, in its public statements. The additional measures for periods not required by GAAP to be included in such filings are considered non-GAAP financial measures when presented on a pro forma basis. The Company believes these non-GAAP financial measures are meaningful to investors because the Company has determined it is appropriate to consolidate H3C’s results. Further, it is useful for comparative purposes to show additional periods on a pro forma basis. Management believes investors will have a better understanding of the Company’s consolidated results (which include H3C) in future periods if they are provided with pro forma consolidated results for the prior periods. These measures therefore provide additional relevant information to investors about the Company’s consolidated operations. The non-GAAP measures, however, should not be considered indicative of the Company’s future consolidated performance.
     General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating loss, net loss and loss per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Determinations for Officers.
(e) On June 26, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) approved bonus payments for the second half of fiscal 2007 for 3Com’s executive officers (other than Dr. Zheng of H3C, who is on a different fiscal year). The Committee approved bonus payments after considering 3Com’s performance during the second half of fiscal 2007, the level of achievement of previously-established metrics, current market conditions and the performance of the individual officers. Bonus payments awarded were equal to between 25% - 74% of each officer’s target bonus amount for the second half of fiscal 2007. In each case, the bonus was pro-rated based on time worked at 3Com during the period, if applicable.

		FY2007 2nd
		Half
Officer	Title	Bonus Payment
Edgar Masri	President and Chief Executive Officer	$243,583
Donald M. Halsted, III	Former Executive Vice President and Chief Financial Officer	$85,254
Neal D. Goldman	Executive Vice President, Chief Administrative and Legal Officer and Secretary	$91,344
Robert Dechant	Senior Vice President and General Manager, Data and Voice Business Unit	$62,213
James Hamilton	President, TippingPoint Division	$28,802
Dr. Shusheng Zheng	Chief Operating Officer, H3C Technologies Co., Limited	N/A
ITEM 9.01 Financial Statements and Exhibits
          (d) Exhibits

Exhibit Number	Description

99.1	Text of Press Release, dated June 28, 2007, titled “3Com Reports Fourth Quarter and Annual Fiscal Year 2007 Results.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: June 28, 2007	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated June 28, 2007, titled “3Com Reports Fourth Quarter and Annual Fiscal Year 2007 Results.”